EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT


                                                           State or jurisdiction
Subsidiary                                                 in which incorporated
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LaserSight Technologies, Inc. . . . . . . . . .. . . .             Delaware

LaserSight Patents, Inc. . . . . . . . . . . . . . . .             Delaware